Exhibit 10.3



                               Amendment No. 2 to
                                Aztar Corporation
               Nonqualified Retirement Plan for Senior Executives
          Effective January 1, 1990, as amended through January 1, 2003

         WHEREAS, Aztar Corporation (the "Company") has previously adopted the Aztar Corporation Nonqualified Retirement Plan for Senior Executives, effective January 1, 1990, as amended through January 1, 2003 (the "Plan") (capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan);

         WHEREAS, the Company intended that the Plan provide that in connection with a Change in Control of the Company, participants incurring a Qualifying Termination should be entitled to payment of benefits without a reduction for early commencement of such benefits;

         WHEREAS, the Board has determined that it is in the best interests of the Company and its stockholders to adopt a clarifying amendment to the Plan to accurately set forth the original intent of the Plan;

         WHEREAS, Section 11(f) of the Plan provides in relevant part that the Company may at any time amend the Plan in whole or in part;

         NOW, THEREFORE, the Plan is hereby amended as follows:

         1. The first sentence of Section 6(b) of the Plan is restated in its entirety to read as follows:

         Notwithstanding any other provision of this Plan, upon the occurrence of a Change in Control of the Company (as defined below), (i) if a Participant voluntarily terminates his or her employment with the Company for any reason during the 180 day period commencing on the date the Change in Control of the Company is deemed to occur, or (ii) if during the three-year period following a Change in Control of the Company the Termination of a Participant otherwise occurs, unless such Termination under this clause (ii) is (A) because of the Participant's death or Disability (as defined below), (B) by the Company for Cause (as defined below) or (C) by the Participant other than for Good Reason (as defined below) (each such Termination of a Participant pursuant to clauses (i) and (ii) being hereinafter referred to as a "Qualifying Termination"), such Participant shall be 100% vested in his or her retirement benefit and the Company shall pay to the Participant, no later than the fifth day following the date of the Participant's Qualifying Termination, a lump sum amount equal to the present value of the Participant's Full Retirement Benefit, determined as of the date of the Qualifying Termination and, for purposes of Sections 3(a) and 3(b), without reduction for early commencement of benefits, such lump sum to be calculated as provided in Section 3(e).

         2. In accordance with Q&A 18(b) under Notice 2005-1 issued by the Internal Revenue Service, the Company acknowledges that any additional benefits that may be provided to a Participant or such Participant's Spouse or beneficiaries pursuant to this Amendment No. 2 shall be treated as "nonqualified deferred compensation" within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended.

         Except as herein provided, the Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, the Company has caused this Amendment No. 2 to the Plan to be executed by its duly authorized officer, to be effective as of March 23, 2006.

                                         AZTAR CORPORATION


                                         By /s/ Nelson W. Armstrong, Jr.
                                            --------------------------------
                                         Name:  Nelson W. Armstrong, Jr.
                                         Title: Vice President, Administration
                                                & Secretary